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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Kroger Co. on Form S-8 of our report dated March 10, 1999 on the consolidated financial statements of Fred Meyer, Inc., appearing in the Annual Report on Form 10-K of Fred Meyer, Inc. for the year ended January 30, 1999, and to the use of our report dated March 10, 1999, appearing in the Annual Report on Form 10-K dated April 27, 2000 of The Kroger Co., which is part of this Registration Statement.

(Deloitte & Touche LLP)

DELOITTE & TOUCHE LLP

Portland, Oregon
September 15, 2000